Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

Oaktree Acquisition Corp. II

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Alvotech Lux Holdings S.A.S.

9, rue de Bitbourg, L-1273

Luxembourg, Grand Duchy of Luxembourg

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and among Oaktree Acquisition Corp. II, a Cayman Islands exempted company (“SPAC”), Alvotech Lux Holdings S.A.S, a simplified joint stock company (société par actions simplifiée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered office at 9, rue de Bitbourg, L-1273, Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg trade and companies register under number B258884 (“TopCo”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SPAC, Alvotech Holdings S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register under number B229193 (the “Company”), and TopCo, pursuant to which, among other things, (i) SPAC will merge with and into TopCo, with TopCo as the surviving company in the merger, on the terms and subject to the conditions therein (the “First Merger”), and (ii) the Redemption (as defined in the Business Combination Agreement), the Change of Legal Form (as defined below) and the Second Merger (as defined in the Business Combination Agreement and together with the First Merger, the Redemption, the Change of Legal Form and the other transactions contemplated by the Business Combination Agreement, the “Transaction”) will occur. In connection with the Transaction, SPAC is seeking commitments from interested investors to subscribe for, contingent upon, and substantially concurrently with the closing of the Transaction, ordinary shares in the share capital of TopCo (the “Shares”), in a private placement for a purchase price of $10.00 per Share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, SPAC and TopCo are entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”), which are on substantially the same terms as the terms of this Subscription Agreement, with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) or “non-US person” (as defined in Regulation S under the Securities Act) (each, an “Other Investor” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to subscribe for or prior to the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 15,400,000 Shares, at the Per Share Purchase Price.

The aggregate subscription price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

Following the First Merger and the Redemption, in accordance with the Business Combination Agreement, the legal form of TopCo shall be changed from a simplified joint stock company (société par actions simplifiée) to a public limited liability company (société anonyme) under Luxembourg law (the “Change of Legal Form”), and TopCo shall issue the Shares once it has changed into a public limited liability company (société anonyme) under Luxembourg law.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, SPAC and TopCo acknowledges and agrees as follows:

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1. Subscription.

The Investor hereby agrees to subscribe for and purchase from TopCo, and TopCo hereby agrees, upon the substantially concurrent consummation of the Transaction and the payment of the Subscription Amount, to issue and sell to the undersigned the number of Shares from TopCo set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that TopCo reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by TopCo only when this Subscription Agreement is signed by a duly authorized person by or on behalf of TopCo; TopCo may do so in counterpart form. The Investor acknowledges and agrees that, as a result of the Change of Legal Form, the Shares that will be subscribed for by the Investor and issued by TopCo pursuant hereto shall be ordinary shares in the share capital of a public limited liability company (société anonyme) under Luxembourg law (and not, for the avoidance of doubt, ordinary shares in a simplified joint stock company (société par actions simplifiée) under Luxembourg law).

2. Closing.

The closing of the issuance of the Shares contemplated hereby (the “Closing”) is contingent upon the satisfaction or waiver of the conditions set forth in Section 3 below. The Closing shall occur on the date of, and substantially concurrently with (in the manner described in the Business Combination Agreement) and conditioned upon the effectiveness of, the Transaction. Subject to delivery of written notice from (or on behalf of) TopCo to the Investor (the “Closing Notice”) that TopCo reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor and specifying the date on which the Closing is expected to occur (the “Closing Date”), the Investor shall deliver (or provide for such delivery to the Company), three (3) business days prior to the Closing Date, (x) the Subscription Amount by wire transfer of United States dollars in immediately available funds to an account specified by TopCo in the Closing Notice and (y) to TopCo, any other information that is reasonably requested in the Closing Notice in order for TopCo to issue the Investor’s Shares, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or the applicable Internal Revenue Service Form W-8, as applicable. Upon the Closing, Topco and the Investor agree that TopCo shall (a) issue the number of Shares set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws) in the name of the Investor (or its nominee) on TopCo’s share register and (b) provide evidence from its transfer agent of the issuance of such Shares to the Investor in book entry form within two (2) business days of the Closing Date; provided, however, that TopCo’s obligation to issue the Shares to the Investor is contingent upon TopCo’s having received the Subscription Amount in full prior to the Closing date in accordance with this Section 2. If the Closing does not occur within three (3) business days following the Closing Date specified in the Closing Notice, TopCo shall promptly (but not later than two (2) business days thereafter) return or cause the return of the Subscription Amount in full to the Investor, and any book entries shall be deemed cancelled. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Luxembourg, are authorized or required by law to close.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the subscription of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) all conditions precedent to the closing of the Transaction under the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than (A) those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the subscription of the Shares pursuant to this Subscription Agreement and (B) the condition pursuant to Section 7.3(d) of the Business Combination Agreement regarding the minimum cash condition) or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing; provided that the board of directors of the SPAC shall not have determined that a Company Material Adverse Effect (as defined in the Business Combination Agreement) has occurred prior to the Closing.

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b. The obligation of TopCo to consummate the issuance of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation, in all material respects, by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date, or such earlier date, as applicable and (ii) all obligations, covenants and agreements of the Investor required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

c. The obligation of the Investor to consummate the subscription of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that on the Closing Date (i) all representations and warranties of SPAC and TopCo contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by SPAC and TopCo of each of the representations and warranties of SPAC and TopCo contained in this Subscription Agreement as of the Closing Date, (ii) all obligations, covenants and agreements of SPAC and TopCo required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects, except where a failure of such performance would not or would not reasonably be expected to prevent, materially delay, or materially impact the ability of TopCo to consummate the Closing, and the consummation of the Closing shall constitute a reaffirmation by SPAC and TopCo of each of the covenants and agreements of TopCo contained in this Subscription Agreement as of the Closing Date, (iii) the Shares shall have been approved for listing on The Nasdaq Stock Market LLC, subject to notice of official issuance, and no suspension of the qualification of the Shares for offering or trading in the United States or Iceland, or initiation or written threat of any proceedings for any of such purposes, shall have occurred and be continuing, and (iv) the description of the business and financial information of TopCo and the Company to be included in the proxy statement/prospectus to be provided to the shareholders of the SPAC in connection with the Transaction shall not be materially inconsistent with the information included in the investor presentation provided to Investor in connection with the sale of Shares.

4. Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties may reasonably deem to be necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. SPAC and TopCo Representations and Warranties. Each of SPAC, with respect only to the representations and warranties set forth below relating to SPAC, and TopCo, with respect only to the representations and warranties set forth below relating to TopCo, represents and warrants to the Investor that: (provided that no representation or warranty by SPAC or TopCo shall apply to any statement or information in the SEC Reports (as defined below) that relates to the topics referenced in the Statement (as defined below) (or any subsequent guidance, statements or interpretations issued by the SEC, the Staff or otherwise relating thereto), nor shall any correction, amendment or restatement of SPAC’s financial statements due wholly or in part to the Statement, nor any other effects that relate to or arise out of, or are in connection with or in response to, the Statement or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by SPAC or TopCo):

a. SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). SPAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Change of Legal Form, TopCo will be validly existing as a public limited liability company (société anonyme) under the laws of Luxembourg.

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b. As of the Closing Date, the issue of the Shares will be duly authorized and, when issued and delivered to the Investor following prior full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under TopCo’s Governing Documents (as defined in the Business Combination Agreement) as they will read following the Change of Legal Form or under the laws of Luxembourg.

c. This Subscription Agreement has been duly authorized, executed and delivered by SPAC and TopCo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes a legal, valid and binding obligation of each of SPAC and TopCo enforceable against each of SPAC and TopCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the compliance by each of SPAC and TopCo with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC, TopCo or any of their subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or TopCo, as applicable, is a party or by which SPAC or TopCo, as applicable, is bound or to which any of the property or assets of SPAC or TopCo, as applicable, is subject that would reasonably be expected to have a material adverse effect on the ability of SPAC and TopCo to, as applicable, consummate the issuance of the Shares (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of SPAC, TopCo or any of their subsidiaries to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of SPAC or TopCo, as applicable; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or TopCo, as applicable, or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of TopCo to comply in all material respects with this Subscription Agreement.

e. As of their respective dates, all reports (the “SEC Reports”) required to be filed by SPAC with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cashflows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. To the knowledge of SPAC, there are no material outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof. Notwithstanding anything to the contrary contained in this Agreement, no representation or warranty is made by SPAC with respect to matters covered by the Statement (as defined below) or other changes in accounting arising in connection with any required restatement of SPAC’s historical financial statements, or as to any deficiencies in disclosure (including with respect to financial statement presentation or accounting and disclosure controls relating to the Statement) including as a result of any order, directive, guideline, comment or recommendation from the SEC that is applicable to SPAC.

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f. SPAC and TopCo are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SPAC or TopCo of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state or local securities laws, (iii) filings required by any national securities exchange on which SPAC’s or TopCo’s securities are listed for trading, including with respect to obtaining approval of SPAC’s shareholders, and (iv) filings that the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

g. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by TopCo to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) assuming the representations and warranties of TopCo are true and correct in all respects, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

h. Other than (i) the Other Subscription Agreements, (ii) any other agreement expressly contemplated by the Business Combination Agreement, (iii) any agreement entered into in connection with the Other Subscription Agreements relating to an offer or offers made pursuant to Regulation S of the Securities Act of up to $60,000,000, being entered into on or about the date hereof (the “Regulation S Subscription Agreements”), (iv) any other subscription agreement entered into after the date hereof on economic terms substantially consistent with the terms hereof and (v) any agreement described in the SEC Reports as of the date hereof, SPAC and TopCo have not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in SPAC or TopCo (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of SPAC or TopCo by existing securityholders of SPAC, which may be effectuated as a forfeiture to SPAC or TopCo and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Business Combination Agreement). No Other Subscription Agreement includes economic terms that are materially more advantageous to any such Other Investor than Investor hereunder other than the Regulation S Subscription Agreements (with respect to the agreements entered into in connection therewith), and such Other Subscription Agreements have not been amended (including via a side letter or other agreement) in any material respect following the date of this Subscription Agreement. Other than the Regulation S Subscription Agreements, the Other Subscription Agreements reflect the same Per Share Purchase Price as this Subscription Agreement.

i. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC and TopCo, threatened against SPAC or TopCo or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC or TopCo.

j. As of the date of this Subscription Agreement, the authorized capital stock of SPAC consists of (i) 300,000,000 SPAC Class A ordinary shares, (ii) 30,000,000 SPAC Class B ordinary shares and (iii) 1,000,000 preference shares of a par value of $0.0001 per share. As of the date of this Subscription Agreement, (A) 25,000,000 Class A ordinary shares of SPAC are issued and outstanding, (B) 6,250,000 Class B ordinary shares of SPAC are issued and outstanding, (C) 6,250,000 warrants to purchase Class A ordinary shares of SPAC, with each such warrant exercisable for one SPAC Class A ordinary share at a price of $11.50 per share, are outstanding, (D) 4,666,667 warrants to purchase Class A ordinary shares of SPAC, with each such warrant exercisable for one whole SPAC Class A ordinary share at a price of $11.50 per share, are outstanding, and (E) no preference shares are issued and outstanding. All (1) issued and outstanding SPAC Class A ordinary shares and SPAC Class B ordinary shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any Class A ordinary shares, Class B ordinary shares or other equity interests in SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any securities of SPAC, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement.

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k. As of the date of this Subscription Agreement, the authorized share capital of TopCo (excluding the issued share capital) consists of 6,000,000,000 TopCo Ordinary Shares and the issued share capital of TopCo consists of 4,000,000 TopCo Ordinary Shares. Immediately following the Closing, all of the issued and outstanding TopCo Ordinary Shares (A) shall be duly authorized, validly issued, fully paid and nonassessable, (B) shall have been issued in compliance with applicable Law and (C) shall not have been issued in breach or violation of any preemptive rights or Contract. There are no shareholder agreements, voting trusts or other agreements or understandings to which TopCo is a party or by which it is bound relating to the voting of any securities of TopCo, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement.

l. Other than the Placement Agents (as defined below), neither SPAC nor TopCo has engaged any broker, finder, commission agent, placement agent or arranger in connection with the issuance of the Shares, and neither SPAC nor TopCo is under any obligation to pay any broker’s fee or commission in connection with the issuance of the Shares other than to the Placement Agents.

m. TopCo is a newly formed legal entity whose securities have not previously been listed on a securities exchange. TopCo does not have any obligations other than under this Subscription Agreement, the Business Combination Agreement, or any other agreement contemplated hereby and thereby or other agreements directly related to the Subscription Agreement and the Business Combination Agreement.

n. TopCo and the SPAC are not, and immediately after receipt of payment for the Shares TopCo will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. There are no securities or instruments issued by or to which TopCo is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares to be issued pursuant to the Transaction (including the other shares issued in this offering), in either case that have not been or will not be validly waived on or prior to the Closing Date.

p. Other than agreements entered into with the Placement Agents, TopCo has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Investor could become liable.

q. Neither TopCo, SPAC nor any of their respective directors, officers, employees or other persons acting on behalf of TopCo or SPAC for purposes of this Subscription Agreement, or any assignee of TopCo or SPAC, is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any other Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC Lists”) or any EU or other international sanctions list, or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). TopCo and SPAC agree to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that TopCo and SPAC is permitted to do so under applicable law. If TopCo and SPAC is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), TopCo or SPAC, as applicable, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, TopCo or SPAC, as applicable, maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists.

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6. Investor Representations and Warranties. The Investor represents and warrants to TopCo and SPAC that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is subscribing for the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, and such account is for another qualified institutional buyer or accredited investor, and (iii) is not subscribing for the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A) or any securities laws of the United States or any other jurisdiction. The Investor is not an entity formed for the specific purpose of subscribing for the Shares. Accordingly, the Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

b. The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor and has such knowledge and experience in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the subscription of the Shares, and (iii) has exercised independent judgment in evaluating its participation in the subscription of the Shares. Accordingly, the Investor understands that the offering meets (1) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (2) the institutional customer exemption under FINRA Rule 2111(b).

c. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to TopCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions described herein and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing by TopCo of the “Form 10 information.” The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

d. The Investor acknowledges and agrees that the Investor is subscribing for the Shares directly from TopCo. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SPAC, TopCo, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, in connection with Investor’s subscription for the Shares, other than those representations, warranties, covenants and agreements of SPAC and TopCo expressly set forth in this Subscription Agreement.

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e. The Investor’s subscription for and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

f. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to SPAC, TopCo, the Transaction and the business of the Company and its direct and indirect subsidiaries and their respective affiliates and representatives. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, (i) have had the full opportunity to ask such questions, receive such answers and obtain such information from SPAC and TopCo as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and to obtain any additional information that SPAC or TopCo possessed or could acquire without unreasonable effort or expense, (ii) received, reviewed and understood the management presentation and financial information made available to it in connection with the subscription of the Shares and (iii) conducted and completed its own independent due diligence with respect to the Transaction. The Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it may deem appropriate) with respect to the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of SPAC, TopCo and the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

g. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SPAC, the Company or a representative of SPAC or the Company. Investor has a pre-existing substantive relationship (as interpreted in guidance from the SEC under the Securities Act) with SPAC or the Company or their respective representatives, and the Shares were offered to the Investor solely by direct contact between the Investor and SPAC, the Company or a representative of SPAC or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges SPAC’s and TopCo’s representation that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D of the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, TopCo, the Company, Citigroup Global Markets Inc. (“Citi”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Credit Suisse Securities (USA) LLC (“Credit Suisse” and, together with Citi, Morgan Stanley and Deutsche Bank, the “Placement Agents”), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SPAC and TopCo contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Shares. The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

h. The Investor acknowledges that it is aware that there are substantial risks incident to the subscription and ownership of the Shares, including those set forth in the SEC Reports and the investor presentation provided by SPAC. The Investor is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its subscription of the Shares. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax and/or financial liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither SPAC nor the Company has provided any tax or financial advice or any other representation or guarantee regarding the tax or financial consequences of the transactions contemplated by the Subscription Agreement or the Transaction. The Investor will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

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i. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in TopCo. The Investor acknowledges specifically that a possibility of total loss exists.

j. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that its subscription of the Shares and participation in the Transaction (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) has been duly authorized and approved by all necessary action and (iv) is a fit, proper and suitable investment for it, notwithstanding the substantial risks inherent in investing in or holding the Shares.

k. In making its decision to subscribe for the Shares, the Investor has relied solely upon independent investigation made by the Investor, has independently made its own analysis and decision to enter into this Subscription Agreement and subscribe for the Shares, in each case, based on such information as such Investor has deemed appropriate and without reliance upon any of the Placement Agents or any of their affiliates and is able to fend for itself in the transactions contemplated herein. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of any Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning SPAC, TopCo, the Company, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and issuance of the Shares.

l. The Investor acknowledges that the Placement Agents: (i) have not provided the Investor with any information, recommendation or advice with respect to the Shares, (ii) have not made and do not make any representation, express or implied as to SPAC, TopCo, the Company, the Company’s credit quality, the Shares or the Investor’s subscription of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and subscription of Shares, (iv) may have existing or future business relationships with SPAC, TopCo and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares and (v) none of the Placement Agents will have any responsibility to the Investor with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning SPAC, TopCo, the Company or the Transaction.

m. The Investor acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its subscription of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agents, any of their respective affiliates or any person acting on their behalf have conducted with respect to the Shares, SPAC, TopCo or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their respective affiliates.

n. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

o. The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

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p. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach, violation or default under or conflict with any statute, order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound in each case, which would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligations under this Subscription Agreement, which would reasonably be expected to materially affect the legal authority of the Investor to comply in all respects with the terms of this Subscription Agreement, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of SPAC and TopCo, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

q. Neither the Investor nor any of its directors, officers, employees or other persons acting on behalf of the Investor for purposes of this Subscription Agreement is a Prohibited Investor. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the BSA/PATRIOT Act, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

r. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in TopCo as a result of the subscription of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over TopCo from and after the Closing as a result of the subscription of Shares hereunder.

s. No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and issuance of the Shares.

t. The Investor acknowledges that neither the Placement Agents, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives, legal counsel, financial advisors or accountants (collectively, “Representatives”) of any of the foregoing have made any independent investigation with respect to SPAC, TopCo, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC or TopCo. The Investor acknowledges and agrees that neither the Placement Agents nor any Representative of the Placement Agents have provided the Investor with any information or advice with respect to the Shares nor is such information or advice necessary or desired. In connection with the issue and subscription of the Shares, the Investor acknowledges that each Placement Agent is acting solely as Company’s placement agent in connection with the issuance of the Shares and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for the Investor, the Company or any other person or entity.

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u. The Investor agrees that the Placement Agents shall not be liable to the Investor for any action heretofore or hereafter taken or omitted to be taken by the Placement Agents or have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other person or entity), whether in contract, tort, under federal or state securities laws or otherwise, to any Investor, or to any person claiming through such Investor, in respect of the Transaction and, on behalf of itself and its affiliates, releases the Placement Agents in respect of all such liabilities or obligations. In connection with the issue and subscription of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary. The Investor agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the Transaction. This undertaking is given freely and after obtaining independent legal advice.

v. The Investor is an entity having total liquid assets and net assets in excess of the Subscription Amount as of the date hereof and has or has commitments to have and, when required to deliver payment to TopCo pursuant to Section 2 above, will have, sufficient immediately available funds to pay the Subscription Amount and consummate the subscription of the Shares pursuant to this Subscription Agreement regardless of any intention to assign the Shares.

w. The Investor acknowledges that Morgan Stanley and Credit Suisse are acting as financial advisors to the Company in connection with the Transaction and are also Placement Agents. The Investor understands and acknowledges that Morgan Stanley’s and Credit Suisse’s roles as financial advisors to the Company may give rise to potential conflicts of interest or the appearance thereof and that these conflicts may potentially conflict with, or be adverse to, the Investor’s interests. The Investor hereby waives, to the fullest extent permitted by law, any claims it may have based on any actual or potential conflict of interest or similar claim, whether known or unknown, contingent or otherwise and wherever and whenever arising in connection with, relating to or arising from Morgan Stanley or Credit Suisse acting as financial advisors to the Company. The Investor further acknowledges that Deutsche Bank and Citi will receive deferred underwriting commissions as disclosed in the SPAC’s prospectus, dated September 16, 2020, upon the closing of the Transaction.

x. Investor acknowledges that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”) and, (ii) SPAC continues to review the Statement and its implications, including on the financial statements and other information included in the SEC Reports and (iii) any restatement, revision or other modification of the SEC Reports in connection with such review of the Statement or any other required changes in the SEC Reports, including as a result of any order, directive, guideline, comment or recommendation from the SEC that is applicable to SPAC shall be deemed not material for purposes of this Agreement.

7. Registration Rights.

a. TopCo agrees that, as soon as reasonably practicable, but no later than thirty (30) calendar days, after the Closing Date (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies TopCo that it will “review” the Registration Statement) and (ii) ten (10) business days after TopCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”). In connection with the foregoing, the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. TopCo shall provide a draft of the Registration Statement and any amendment thereto to the Investor for review at least two (2) business days in advance of the filing of the Registration Statement or such amendment, as the case may be. TopCo shall notify the Investor of the effectiveness of the Registration Statement and of any post-effective amendment thereto in accordance with Section 7(b) below. TopCo shall file with the SEC a final form of prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the second business day after the Effectiveness Date. The Registration Statement shall include a “plan of distribution” that permits all lawful means of disposition of the Shares by the Investor, including block sales, agented transactions, sales directly into the market and other

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customary provisions (but, excluding for the avoidance of doubt, underwritten offerings). At its expense, TopCo agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be subscribed for pursuant to this Subscription Agreement, except for such times as TopCo is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which TopCo determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 without the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). Prior to the End Date, TopCo will use commercially reasonable efforts to qualify the Shares for listing on any relevant stock exchange. The Investor agrees to disclose its ownership to TopCo upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. TopCo may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 or S-3 at such time after TopCo becomes eligible to use such Form F-3 or S-3. The Investor acknowledges and agrees that TopCo may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if such suspension arises out of, or is a result of, or is related to or is in connection with the Statement or related accounting, disclosure or other matters, provided, that, (I) TopCo shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than a total of one hundred-twenty (120) calendar days in any three hundred sixty (360) day period and (II) TopCo shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. TopCo’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to TopCo such information regarding the Investor, the securities of TopCo held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by TopCo to effect the registration of such Shares, and shall execute such documents in connection with such registration as TopCo may reasonably request that are customary of a selling shareholder in similar situations. Any failure by TopCo to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve TopCo of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

b. At its expense, TopCo shall:

i. advise the Investor, as expeditiously as possible, but in any event within five (5) business days: (A) when such Registration Statement or any post-effective amendment thereto has become effective; (B) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (C) of the receipt by TopCo of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (D) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, TopCo shall not, when so advising the Investor of such events provide the Investor with any material, nonpublic information regarding TopCo other than to the extent that providing notice to the Investor of the occurrence of the events listed in (A) through (D) above constitutes material, nonpublic information regarding TopCo;

ii. use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

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iii. upon the occurrence of any event contemplated in Section 8(b)(i)(D) above, except for such times as TopCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, TopCo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

iv. use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the ordinary shares of TopCo are listed;

v. use its commercially reasonable efforts to take all other steps necessary to effect the registration of the resale of the Shares contemplated hereby and to enable the Investor to sell the Shares under Rule 144; and

vi. otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the resale of the Shares.

c. TopCo shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with, or superior to, the registration rights granted to the Investor by this Subscription Agreement, other than the Investor Rights and Lock-Up Agreement, by and between TopCo, the Company, Oaktree Acquisition Holdings II, L.P. and the other parties thereto. Notwithstanding any other rights and remedies the Investor may have in respect of TopCo pursuant to this Subscription Agreement, if TopCo enters into any other registration rights or similar agreement with respect to any of its securities that contains provisions that violate the preceding sentence, the terms and conditions of this Subscription Agreement shall immediately be deemed to have been amended without further action by TopCo or the Investor so that the Investor shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions, as the case may be.

8. Indemnification.

a. TopCo agrees to indemnify, to the extent permitted by law, the Investor, its directors, officers, partners, managers, members, investment advisors, employees, agents and each person who controls the Investor (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including, without limitation, reasonable and documented attorneys’ fees of one law firm and one local counsel in each applicable jurisdiction) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to TopCo by or on behalf of the Investor expressly for use therein or such Investor has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 8.a shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and out of pocket expenses if such settlement is effected without the consent of TopCo (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall TopCo be liable for any losses, claims, damages, liabilities and out of pocket expenses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by the Investor expressly for use in the Prospectus, (B) in connection with any failure of the Investor to deliver or cause to be delivered a prospectus made available by TopCo in a timely manner, (C) as a result of offers or sales effected by or on behalf of the Investor by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by TopCo, or (D) in connection with any offers or sales effected by or on behalf of the Investor in violation of Section 7 hereof.

b. In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to TopCo in writing such information and affidavits as TopCo reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify TopCo, its directors, officers, agents, employees and each person or entity who

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controls TopCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including, without limitation, reasonable and documented attorneys’ fees of one law firm) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds actually received by the Investor from the sale of Shares giving rise to such indemnification obligation.

c. Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

d. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

e. If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the total liability of the Investor in this Section 8 shall be limited to the net proceeds actually received by such Investor from the sale of Shares giving rise to such indemnification and/or contribution obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8.e from any person or entity who was not guilty of such fraudulent misrepresentation.

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9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, (x) upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) SPAC’s and TopCo’s notification to the Investor in writing that they have, with the prior written consent of the Company, abandoned their plans to move forward with the Transaction and/or terminated the Investor’s obligations with respect to the subscription without the issuance of the Shares having occurred, and (d) the delivery of a notice of termination of this Subscription Agreement by the Investor to SPAC and TopCo following the date that is 30 days after the Termination Date (as defined in the Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (d) shall not be available to the Investor if the Investor’s or its assignee’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Investors under an Other Subscription Agreement, such other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement) either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the such date), or (y) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived on or prior to the closing of the Transaction or (ii) not capable of being satisfied on or prior to the closing of the Transaction and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the closing of the Transaction (the termination events described in clauses (x) and (y) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SPAC shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to TopCo in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in SPAC’s prospectus relating to its initial public offering dated September 16, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed in writing with SPAC to not exercise such redemption right.

11. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares subscribed hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC or TopCo and (ii) the Investor’s rights under Section 7 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to this Section 11.a shall relieve the Investor of its obligations hereunder.

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b. SPAC and TopCo may request from the Investor such additional information as SPAC and/or TopCo may reasonably deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to subscribe for the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided that, each of SPAC and TopCo agrees to keep any such information provided by the Investor confidential except (i) as necessary to include in any registration statement TopCo is required to file hereunder, (ii) as required by applicable federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s or TopCo’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide SPAC and/or TopCo with such requested information, TopCo may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that SPAC and/or TopCo may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of SPAC and/or TopCo.

c. The Investor acknowledges that SPAC, TopCo, the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify SPAC, TopCo and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC, TopCo and the Placement Agents if they are no longer accurate in any respect), except to the extent that any such representation and warranty expressly speaks as of an earlier date. Prior to the Closing, TopCo agrees to promptly notify the Investor if any of the Investor’s acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) of TopCo set forth herein are no longer accurate.

d. SPAC, TopCo, the Company, the Placement Agents and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11.d shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of SPAC and TopCo set forth in this Subscription Agreement.

e. The Investor hereby acknowledges and agrees that it will not, nor will any assignee of the Investor or any person acting at the Investor’s direction or pursuant to any understanding with Investor (including Investor’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any Shares or any securities of SPAC or any instrument exchangeable for or convertible into any Shares or any securities of SPAC until the consummation of the Transaction (or such earlier termination of this Subscription Agreement in accordance with its terms). For the avoidance of doubt, this Section 11.e shall not apply to any sale (including the exercise of any redemption right) of securities of SPAC (i) held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) purchased by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the transactions contemplated hereby (including the Investor’s controlled affiliates and/or affiliates) from entering into any short sales; (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 11.e shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to subscribe for the Shares covered by this Subscription Agreement.

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f. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by SPAC or TopCo of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 9, Section 11.c, Section 11.d, Section 11.g, this Section 11.h, the last sentence of Section 11.l and Section 12 with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and such provisions shall continue in full force and effect.

k. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

l. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement in any court of competent jurisdiction, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

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m. If any change in the number, type or classes of authorized shares of TopCo (including the Shares), other than as contemplated by the Business Combination Agreement or any agreement contemplated by the Business Combination Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

n. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

o. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the State of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11.o is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11.o following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

p. Any notice or communication required or permitted hereunder to be given among the parties shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SPAC and TopCo.

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If to Investor, to the address provided on the Investor’s signature page here or to such other address or addresses as the Investor may hereafter designate by notice to SPAC and TopCo.

If to TopCo, to:

Alvotech Holdings S.A.

9, rue de Bitbourg

L-1273 Luxembourg

Grand Duchy of Luxembourg

Attention:         Robert Wessman

               Danny Major

E-mail:             robert.wessman@alvogen.com

               danny.major@alvotech.com

with a copy to:

Cooley (UK) LLP

22 Bishopsgate

London EC2N 4BQ, UK

Attention:         Michal Berkner

E-mail:             mberkner@cooley.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

q. The obligations of the Investor under this Subscription Agreement are several and not joint with the obligations of any Other Investor under the Other Subscription Agreements, and the Investor shall not be responsible in any way for the performance of any Other Investor.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made or provided by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SPAC and TopCo expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in TopCo. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or (iii) any other party to the Business Combination Agreement or any Non-Party Affiliate (other than SPAC with respect to the previous sentence), shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the subscription of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, TopCo, the Company, the Placement Agents or any Non-Party Affiliate concerning SPAC, TopCo, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, TopCo, the Company, the Placement Agents or any of SPAC’s, TopCo’s, the Company’s or the Placement Agents’ respective controlled affiliates or any family member of the foregoing.

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13. Disclosure. SPAC shall, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that SPAC has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance or filing of the Disclosure Document, to the actual knowledge of SPAC, the Investor shall not be in possession of any material, non-public information received from SPAC or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC, the Placement Agents or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, SPAC shall not publicly disclose the name of the Investor, its investment advisor or any of their respective affiliates or advisers, or include the name of the Investor, its investment advisor or any of their respective affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s and/or TopCo’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 13.

14. Rule 144.

a. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Investor to sell the securities of TopCo to the public without registration are available to holders of the Investor’s Shares and for so long as the Investor holds the Shares, TopCo shall, at its expense:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of TopCo under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable the Investor to sell the Shares under Rule 144 for so long as the Investor holds any Shares; and

(iii) furnish to the Investor, promptly upon the Investor’s reasonable request, (i) a written statement by TopCo, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual report of TopCo and such other reports and documents so filed by TopCo (provided that if such reports and documents are publicly filed with the SEC on Edgar, TopCo need not furnish such reports and documents to the Investor separately) and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

b. TopCo will use its commercially reasonable efforts to (A) at the reasonable request of Investor, deliver all the necessary documentation to cause TopCo’s transfer agent to remove all restrictive legends from any Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Shares, or that may be sold by Investor without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (B) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (A) upon the receipt of Investor representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel, in each case within 5 business days of such request. The Investor agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to TopCo (or its successor) upon reasonable request to assist TopCo in making the determination described above. Notwithstanding the foregoing, TopCo will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

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[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by TopCo in the Closing Notice.

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IN WITNESS WHEREOF, SPAC and TopCo have accepted this Subscription Agreement as of the date set forth below.

OAKTREE ACQUISITION CORP. II

By:
Name:
Title:

ALVOTECH LUX HOLDINGS S.A.S.

By:
Name:
Title:

Date:            , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.